                            AMENDED AND RESTATED

                            EMPLOYMENT AGREEMENT

                                   between

                              IDEX CORPORATION

                                     and

                               FRANK J. HANSEN

                            AMENDED AND RESTATED
                            EMPLOYMENT AGREEMENT



     THIS AGREEMENT, made as of the ____ day of December, 1998, between IDEX CORPORATION, a Delaware corporation with its executive offices at 630 Dundee Road, Suite 400, Northbrook, Illinois 60062 ("IDEX"), and FRANK J. HANSEN, 1716 Mulberry Drive, Libertyville, Illinois 60048 (the "Executive").

     IDEX and the Executive entered into an Employment Agreement dated as of August 1, 1994 and subsequently amended as of September 27, 1994, amended and restated in its entirety as of November 22, 1996, further amended and restated in its entirety as of January 1, 1998, and further amended as of January 1, 1998. The parties now wish to modify certain provisions of the Employment Agreement and to restate the Employment Agreement in its entirety as modified. Therefore, IDEX and the Executive agree as follows:

     1. Introductory statement. The Executive has previously served as President of Viking Pump, Inc., a business unit of IDEX Corporation, and as Vice President-Group Executive and Senior Vice President-Operations of IDEX Corporation ("IDEX"). IDEX desires to secure the full-time services of the Executive as President and Chief Operating Officer effective as of January 1, 1998, until at least December 31, 2001, on the terms and conditions as provided in this Agreement. The Executive is willing to execute this Agreement with respect to his employment upon the terms and conditions set forth in this Agreement.



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                                     -2-



     2. Agreement of employment. IDEX agrees to, and hereby does, employ the Executive, and the Executive agrees to, and hereby does accept, employment by IDEX (hereafter, the "Corporation"), as President and Chief Operating Officer of the Corporation, subject to the provisions of the by-laws of the Corporation in respect of the duties and responsibilities assigned from time to time by the Chief Executive Officer of the Corporation, if the Executive is not serving as Chief Executive Officer, and subject also at all times to the control of the Board of Directors of the Corporation.

     The Executive has been elected to be a member of the Board of Directors as of January 1, 1998. Subject to election by the shareholders of the Corporation at annual meetings, it is contemplated that the Executive will continue to be elected to be a member of the Board of Directors. Further, subject to election by the Board of Directors in the exercise of its judgment, it is contemplated that the Executive will continue to be elected to the position of President and Chief Operating Officer and will be elected to the position of Chief Executive Officer as of April 1, 1999.

     The Corporation shall not require the Executive to perform services hereunder away from the Chicago, Illinois area of such frequency and duration as would necessitate, in the reasonable judgment of the Executive, the Executive moving his residence from the Chicago, Illinois area.



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                                     -3-



     3. Executive's obligations; vacations; automobile. During the period of his full-time service under this Agreement, the Executive shall devote substantially all of his time and energies during business hours to the supervision and conduct, faithfully and to the best of his ability, of the business and affairs of the Corporation, and to the furtherance of its interests, and shall not accept other gainful employment except with the prior consent of the Chief Executive Officer of the Corporation or, if the Executive is serving as Chief Executive Officer, prior consent of the Board of Directors of the Corporation. With the approval of the Chief Executive Officer of the Corporation, or, if the Executive is serving as Chief Executive Officer, prior consent of the Board of Directors of the Corporation, the Executive may become a director, trustee or other fiduciary of other corporations, trusts or entities. The Executive may take five weeks vacation each year with pay. The Corporation shall furnish and maintain an automobile for the use of the Executive consistent with the policy of the Corporation in effect at any time; provided, however, that at no time shall the policy of the Corporation be materially less generous than that in effect as of January 1, 1998.

     4. Compensation.

     4(a) Annual salary. The Corporation shall pay to the Executive for his services under this Agreement a salary at the rate of $330,000 per year commencing as of January 1, 1999, payable in equal monthly installments, and continuing during the period of his full-time service hereunder. If the Executive shall be elected to serve as Chief Executive Officer, his salary shall be at the rate of $440,000 per year commencing as of April 1, 1999. The Corporation shall in good faith review the salary of the Executive, on an annual basis,



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                                     -4-


with a view to consideration of appropriate increases in such salary. If the Executive dies during the period of his full-time service hereunder, service for any part of the month of his death shall be considered service for the entire month.

     4(b) Bonus. The Executive shall be entitled to receive an annual cash bonus from the Corporation calculated pursuant to the Corporation's management incentive compensation program (the "MICP") in effect from time to time, but in an amount not less than would result if such bonus were calculated pursuant to the Corporation's management incentive compensation program in effect on January 1, 1998. The Board of Directors of the Corporation, in its discretion, may award bonuses to the Executive in addition to those provided for above, as it may from time to time determine. The Target Incentive Amount for the Executive with respect to any calculation of bonus shall be at least 75% of his base salary as of the end of the fiscal period of the Corporation for which the bonus is calculated. Notwithstanding the foregoing sentence, if the Executive shall be elected to serve as Chief Executive Officer, the Target Incentive Amount for the Executive for the period January 1, 1999 through March 31, 1999 shall be 75% of his base salary and the Target Incentive Amount shall be 80% of his base salary for the period from April 1, 1999 to the end of the 1999 fiscal period of the Corporation and for subsequent fiscal periods of the Corporation.


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                                     -5-



     5. Period of service and benefits.

     5(a) Period of full-time service. The period of full-time service of the Executive under this Agreement shall continue to December 31, 2001, and for successive 12 month periods thereafter; provided, however, that the Corporation may terminate at any time the full-time service of the Executive hereunder by delivering written notice of termination to the Executive at least three months prior to the effective date of such termination, or the Executive may resign and terminate his full-time service hereunder at any time (i) if the Corporation does not retain him in the positions of President, Chief Operating Officer and, if elected to serve as Chief Executive Officer, Chief Executive Officer or if the Executive's scope of duties hereunder is significantly reduced, (ii) at any time within the 24-month period following an Acquisition (as hereinafter defined), liquidation or dissolution of the Corporation, or
(iii) if the services required to be performed by the Executive would necessitate, in the reasonable judgment of the Executive, the Executive's moving his residence from the Chicago, Illinois area by delivering written notice of his intention to resign to the Corporation at least three months prior to the effective date of such resignation.

     In the event of termination of the Executive by the Corporation, the Executive shall be entitled to receive his full annual salary and fringe benefits in effect on the date of receipt of the notice of termination for a continuing period of 24 months beginning with that month next following the month during which he ceases to be actively employed. In the event


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                                     -6-



of the Executive's death, the balance of the continuing salary payments shall be made to his wife, if surviving, or if not, to his estate in addition to any and all other benefits payable under this Agreement upon his death.


     In the event of resignation by the Executive as permitted under the first paragraph of this Section 5(a), the Executive shall be entitled to receive his full annual salary and fringe benefits in effect on the date of receipt of the notice of resignation for a continuing period of 24 months beginning with that next month following the month during which he ceases to be actively employed. In the event of the Executive's death, in addition to any and all other benefits payable under this Agreement upon his death, the balance of the continuing salary payments shall be made to his wife, if surviving, or if not, to his estate.



     Except as otherwise provided in Section 5(c)(4), continuing fringe benefits under this Section 5(a) shall be reduced to the extent of any fringe benefits provided by and available to the Executive from any subsequent employer but shall not be limited by the terms of any such fringe benefit of a subsequent employer.



     In the event of termination of the Executive by the Corporation, the Executive's death or disability, or resignation by the Executive as permitted under the first paragraph of this Section 5(a), the Executive or his estate shall receive a cash bonus for the entire fiscal year in which such termination, death, or resignation occurs or disability commences. Such


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                                     -7-


bonus shall be calculated in accordance with the management incentive compensation program of the Corporation in effect from time to time and shall in no event be less than the full target amount for the Executive for such fiscal year. If no policy of the Corporation then exists with regard to calculation and payment of bonuses, the bonus shall be calculated and paid in accordance with the policy of the Corporation in effect as of January 1, 1999.



     In addition, in the event of termination of the Executive by the Corporation, the Executive's death or disability, or the resignation by the Executive (whether or not permitted under the first paragraph of this Section 5(a)), the Executive shall receive payment for accrued but unused vacation, which payment shall be equitably prorated based on the period of active employment for that portion of the fiscal year in which the termination or resignation becomes effective, death occurs, or disability commences, plus payment for accrued but unused vacation for the prior fiscal year. Payment for accrued but unused vacation shall be payable in one lump sum on the effective date of termination or resignation, the date of death (or as soon thereafter as practicable) or the date disability commences.



     In the event of termination of the Executive by the Corporation or resignation by the Executive as permitted under the first paragraph of this
Section 5(a) within 24 months following an "Acquisition" of the Corporation (as hereinafter defined), the benefits to be provided to the Executive upon such termination, regardless of the continued effectiveness of this Agreement or of the provisions of this Section 5(a), shall be in an amount and character not less generous than the benefits payable upon a termination of the Executive by the Corporation as set forth in this Section 5(a). Further, upon such a termination, in determining the bonus to be paid to the Executive under this
Section 5(a), he shall receive (i) a full year's bonus under the MICP at the Target Incentive Amount in effect on the date of termination, or, if greater, at the time of the Acquisition plus (ii) a proportionate bonus under the MICP determined by multiplying the amount determined under (i) by a fraction, the numerator of which is the number of whole calendar months in the calendar year preceding the date of termination, and the denominator of which is 12.



     For purposes of this Agreement, an "Acquisition" means (I) any transaction or series of transactions which within a 12-month period constitute a change of control where (i) at least 51 percent of the then outstanding common shares of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof), redeemed by the Corporation or purchased by an person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Corporation's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor, or (II) any substantial equivalent of any such redemption, purchase, exchange,



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                                     -9-



change, transaction or series of transactions, merger or consolidation, constituting such change of control. For purposes of this paragraph, the term "control" shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder. For purposes of clause (I)(ii) above or as appropriate for purposes of clause (II) above, the Corporation shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.



     The benefits provided for under this section shall be in lieu of, and not in addition to, any and all benefits to which the Executive may be entitled under any bonus or severance program or policy adopted by the Corporation from time to time unless otherwise expressly stated therein.



     5(b)(1) Death benefit. If the Executive dies during the period of his full-time service hereunder, his wife, if surviving, or if not, his estate shall be entitled to receive his full annual salary in effect on the date of his death for a continuing period of 18 months commencing on the first day of the month immediately following the date of his death.



     5(b)(2) Disability benefits. In the event the Executive ceases to be actively employed by the Corporation for any reason during any period of his disability, he shall be entitled to receive (i) his full annual salary in effect on the date he ceased to be employed for a continuing period of 18 months from the date he ceases to be employed by the Corporation,



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                                    -10-



and (ii) the fringe benefits provided by the Corporation under its executive disability policy in effect on the date he ceases to be employed.



     5(b)(3) Determination of disability. Any question as to the existence, extent or potentiality of disability of the Executive upon which the Executive and the Corporation cannot agree shall be determined by a qualified independent physician selected by the Executive and reasonably acceptable to the Corporation (or, if the Executive is unable to make such selection, it shall be made by any adult member of his immediate family). For the purpose of this Agreement, "disability" shall mean a disability which is, or has the potential to become, total and permanent and because of which the Executive is or may become physically or mentally unable to substantially perform his regular duties as President or Chief Operating Officer of the Corporation, as the case may be. The determination of such physician made in writing to the Corporation and to the Executive shall be final and conclusive for all purposes of this Agreement. In the event of his disability, the Executive shall cease to be employed on the last day of the month in which the Executive's disability is determined by written agreement of the Executive and the Corporation or the written determination of a physician, as the case may be.



     5(c)(1) Retirement compensation and obligations. Upon the retirement or resignation of the Executive or upon his termination from full-time service with the Corporation, in either case pursuant to the provisions of this Section 5 hereof, the full-time service obligations of the Executive and the Corporation to each other under Sections 2, 3 and 4 hereof shall cease, and the Executive shall be entitled to receive benefits and compensation as specified in the preceding provisions of this Section 5.



     5(c)(2) Guarantee of pension benefits. In addition to the compensation otherwise provided herein, the Executive and his beneficiaries shall be entitled to receive the retirement and death benefits they would receive at the times and under such optional arrangements as the Executive is entitled to under the terms of any defined benefit retirement or pension plan adopted and implemented by the Corporation for its executive office employees in effect at the date of the Executive's retirement, resignation or termination (for whatever reason) from full-time service with the Corporation or at any time during the Executive's service with the Corporation (any such plan is referred to hereafter as the "Plan") (such Plan shall include a lump sum option) pursuant to the Plan provisions as in effect at the point in time during the Executive's employment at which the Plan would provide the greatest benefits for the Executive and his beneficiaries and, in addition, the greatest latitude in choice of options (including, but not limited to, a lump sum option), but in any event computed without reference to (i) any restrictions in the Plan upon payments to the Executive, as described in Section 1.401(a)(4)-5(b) of the Treasury Regulations; (ii) any restrictions in the Plan upon the maximum contributions to the Plan or upon the maximum benefits payable under the Plan, as the case may be, pursuant to Section 415 of the Internal Revenue Code of 1986, as in effect at such point in time (the "Code"); (iii) any limitations on the amount of the

Executive's compensation that may be taken into account under the Plan pursuant to Section 401(a)(17) of the Code or any successor section; (iv) the limitations on compensation that would exclude any income attributable to the exercise of the nonqualified stock options granted in replacement of Equity Appreciation Rights granted under the First Restatement of the Amended and Restated 1988 Equity Appreciation Rights Plan or the 1989 Equity Appreciation Rights Plan (hereafter the "EAR Plans"); (v) for purposes of determining eligibility for a lump sum distribution, any condition under the Plan considered necessary to receive a lump sum distribution, such as the submission of medical evidence of reasonable health of the Participant or the meeting of a specified age or service requirement (in other words the lump sum distribution shall be an election solely in the discretion of the Executive); or (vi) any other restriction on the Executive's benefits as determined under the Plan pursuant to the Code, to the Employee Retirement Income Security Act of 1974, as in effect at such point in time ("ERISA") or to any other law affecting the determination of such benefits. However, except as specifically described otherwise in the preceding sentence, all calculations pursuant to this Section 5(c)(2) of benefits shall be made on the basis of the actual years of service to the Corporation, including any Affiliated Corporation and Company as defined under the Plan, and actual compensation of the Executive taken into account under the applicable Plan provisions. In calculating the Executive's compensation and years of service to the Corporation under the Plan for purposes of benefit accrual and to determine active employment on any date relevant for any purpose under the Plan, compensation shall be deemed to include amounts termed severance (including, without limitation, amounts paid


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                                    -13-



pursuant to Section 5(a)) and service shall be deemed to include the periods for which the Executive receives such payments termed severance (based on the period over which the severance amount would have been paid if paid as compensation over the entire period as to which severance is calculated) even if such amount is paid as a lump sum settlement. To the extent that the benefits to which the Executive or his beneficiaries are entitled under this
Section 5(c)(2) are not paid from the Trust under the Plan or from the IDEX Corporation Supplemental Executive Retirement Plan, the Corporation shall pay such benefits directly from its general assets.



     If payments are being made, pursuant to this Section 5(c)(2), in the form of an annuity or other periodic form of distribution, and the portion of the total amount to be paid from the Trust under the Plan shall thereafter be reduced after the date such payments have been determined pursuant to the preceding paragraph, by virtue of the operation of restrictions in the Plan upon payments to the Executive, as described in Section 1.401(a)(4)-5(b) of the Treasury Regulations, or by virtue of the termination of the Plan (including the operation of Section 4045 of ERISA or any successor section) or for any other reason other than the operation of the provisions of the optional form selected under the Plan, the Corporation shall increase, in an amount equal to any such reduction, the amount of the benefit under this Section 5(c)(2) which is to be paid directly from its general assets, and such increase shall be prorated over the remaining payments or used to recalculate the annuity payments, as the case may be.


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     If payments are being made or have been made in full, pursuant to this
Section 5(c)(2), but the Executive or any of his beneficiaries is required to make a payment to the Trustee under the Plan (whether in the form of a loss of collateral, interest on such collateral or otherwise) as the result of the application of the restrictions in the Plan upon payments to the Executive, as described in Section 1.401(a)(4)-5(b) of the Treasury Regulations, or by virtue of the termination of the Plan (including the operation of Section 4045 of ERISA or any successor section) or for any other reason, the Corporation shall reimburse the Executive or his beneficiaries, as the case may be, directly from its general assets, for each such payment to the Trustee, and if the Executive or any of his beneficiaries does not receive a deduction for federal, state and/or local income tax purposes for such a payment and/or if such payment would result in the imposition of any penalty tax because of such repayment, then the amount of such reimbursement shall be increased by an amount such that after payment by the Executive or his beneficiaries of all taxes, including, without limitation, any interest or penalties imposed with respect to such reimbursement, the Executive or his beneficiaries retain an amount from the Corporation approximately equal to the amount repaid to the Trustee.



     In the event (I) the Executive requests a lump sum distribution from the Trustee or Committee under the Plan and is denied the request, regardless of the reason for the denial, or (II) (i) if the Plan is amended to eliminate the lump sum distribution option on future benefit accruals or (ii) the Executive is not otherwise entitled to a lump sum distribution under the


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                                    -15-



Plan terms and, in the case of (i) or (ii), the Executive states in writing to the Corporation at any time prior to the Executive or his beneficiaries receiving a benefit under the Plan that he otherwise would have requested the lump sum distribution option, the Corporation shall pay the Executive, or his beneficiaries, as the case may be, in cash in a single lump sum benefit, an amount equal to the benefit hereinbefore determined less any amount received by the Executive or his beneficiaries from the Plan directly or indirectly in a single payment, regardless of the form of payment in which the benefit is being paid or is to be paid under the Plan. In the case of a benefit provided under this paragraph, the Corporation shall pay the Executive or his beneficiaries an additional amount in cash in a single lump sum payment such that after payment by the Executive or his beneficiaries of all federal, state, and/or local income taxes (including, without limitation, any interest or penalties imposed with respect to such taxes) imposed upon such single lump sum payment, the Executive or his beneficiaries retain an amount that would have been retained by him or them (without regard to any limitations as described in the first paragraph of this Section 5(c)(2)) had he or they directly rolled the amount from the Plan into an individual retirement account. If the Executive or his beneficiaries receive the single lump sum payment from the Corporation under this paragraph, the Executive and his beneficiaries agree to waive and/or return to the Corporation all benefits to him or them that he or they subsequently receive from the Plan. Notwithstanding the preceding sentence, if the Executive or any of his beneficiaries does not receive a deduction for federal, state and/or local income tax purposes for such benefits and/or if such benefits would result in the imposition of any penalty tax because of such repayment, then the amount of such waiver and/or return to the Corporation shall be decreased by an amount such that after payment by the Executive or his beneficiaries of all taxes, including, without limitation, any interest or penalties imposed with respect to such waiver and/or return, the Executive or his beneficiaries incur no net expense from such benefits he or they subsequently receive from the Plan. For purposes of this Section, beneficiaries means the beneficiaries as determined under the Plan.



     Notwithstanding the preceding provisions of this Section 5(c)(2), in calculating the benefit provided under this Section 5(c)(2) under the terms of any Plan, compensation shall include in any year any amount otherwise excluded from compensation in such year as a result of an election to defer income made pursuant to the provisions of the IDEX Corporation 1996 Deferred Compensation Plan for Officers and shall exclude in any year any amount that would otherwise be included in compensation in a year which relates to an amount deferred in a prior year under the provisions of the IDEX Corporation 1996 Deferred Compensation Plan for Officers.



     Notwithstanding the preceding provisions of this Section 5(c)(2), in calculating the benefit provided under this Section 5(c)(2) under the terms of the Plan, the following rules shall apply:

          (a) In computing average compensation for purposes of any benefit formula under the Plan, compensation shall not include any income includable in the Executive's income for income tax purposes attributable to the exercise of stock options granted in replacement for Equity Appreciation Rights under the EAR Plans at any time.

          (b) An additional benefit under this Section 5(c)(2) shall be payable in an amount equal to the benefit accrued at the rate provided in the Plan's career average formula applied to the income includable in the Executive's income for income tax purposes attributable to the exercise of stock options granted in replacement of Equity Appreciation Rights under the EAR Plans at any time.

          5(c)(3) Supplemental retirement compensation.

          (i) If the Executive ceases to be actively employed by the Corporation upon resignation, termination, death or disability on or after December 31, 2002, or is receiving continuing salary payments or disability payments on or after December 31, 2002, pursuant to Section 5(a) or Section 5(b)(2), respectively, the Executive shall be entitled to receive, in addition to the other benefits and compensation specified in this Section 5 and commencing upon completion of the continuing salary payments provided for in
Section 5(a) and Section 5(b)(2) of up to 24 or 18 months, respectively, (and excluding any salary payments pursuant to fringe benefit plans), supplemental retirement compensation at the annual rate of 40% of his Adjusted Salary (as that term is defined under 5(c)(3)(v) below) calculated as of the date he ceases to be employed by the Corporation. Such supplemental retirement compensation shall be paid in equal monthly installments and such payments of supplemental retirement compensation shall continue for a period of three years from the date continuing salary payments under Section 5(a) and Section 5(b)(2) cease. Regardless of the Executive's death prior to or after commencement of benefits under this paragraph, the benefits provided for in this paragraph shall be paid to him, his wife, if surviving, or his estate, as the case may be.

     (ii) If the Executive ceases to be actively employed by the Corporation upon resignation, termination or disability other than death (unless the election under (iii) below is in effect on the date of the Executive's death) on or after December 31, 2002, or is receiving continuing salary payments or disability payments on or after December 31, 2002, pursuant to Section 5(a) or
Section 5(b)(2), respectively, the Executive shall also be entitled to receive, in addition to the other benefits and compensation specified in this Section 5, supplemental retirement compensation at the annual rate of 20% of his Adjusted Salary. Such supplemental retirement compensation shall be paid in equal monthly installments commencing on the first day of the month next following the last payment under Section 5(c)(3)(i) and shall continue for the remainder of his life.

     (iii) If the Executive's spouse is surviving on the date that the benefits under (i) commence, the Executive hereby elects in lieu of his benefits under (i) or (ii) above, an actuarially equivalent joint and 50% surviving spouse annuity calculated using the actuarial assumptions under the Plan; provided, however, that he reserves the right to revoke such election at any time prior to the commencement of payment of the benefits under (i); said spouse's consent shall not be required for such revocation. If such election is effective on the date of the Executive's death, any benefit payable pursuant to Section 5(c)(3)(i) and (ii) shall commence immediately upon the date of his death notwithstanding any other death benefits payable under this Agreement.



     (iv) Notwithstanding any provision in this Section 5(c)(3) to the contrary, if the Executive ceases to be actively employed by the Corporation due to resignation, termination, death or disability prior to January 1, 2003, but on or after December 31, 2001, then payments under Section 5(c)(3)(i) or
Section 5(c)(3)(ii) shall be made in an amount adjusted so that the present value of benefit payments at the date of commencement is equivalent to the present value of the benefits payable if benefit payments commenced at the time they otherwise would have commenced if the Executive actually ceased to be actively employed on December 31, 2002, using an interest rate and mortality factor of one-half percent (1/2%) per month without compounding.

     (v) For purposes of this Agreement, the term Adjusted Salary shall mean the highest base salary paid to the Executive at any time during the term of this Agreement.



     5(c)(4) Medical benefits. The Executive and/or his wife, as the case may be, shall be entitled to prompt reimbursement for all medical, dental, hospitalization, convalescent, nursing, extended care facilities (including, without limitation, long term care facilities such as convalescent and nursing homes) and similar health and welfare expenses incurred by the Executive (or by his wife in the event of the Executive's death or disability) for the Executive or for the benefit of his wife or other dependents (hereinafter collectively referred to as "medical benefits"). Such medical benefits shall continue at all times while the Executive is employed by the Corporation, and thereafter for the remainder of his life or the life of his wife, whichever shall be the longer time. The Corporation may, in its discretion, insure such medical benefits; provided, however, that such benefits shall not be affected by the existence or non-existence of any available insurance from any source, shall not be limited by the terms of any such insurance or the failure of any insurer to meet its obligations thereunder, shall not limit the Executive or his wife or other dependents in the choice of any physician, medical care facility or type of medical expenses in any way, and, except as provided in the following sentence, shall not be affected by the availability of any medical benefits provided by and available to the Executive from any subsequent employer. Such medical benefits shall be reduced to the extent of any medical benefits actually available and actually provided by any subsequent employer to the Executive, his wife, or other dependents only until the commencement of his 60th year if he ceases to be employed by the Corporation as a result of his resignation or retirement prior to the commencement of his 60th year. Without limiting the foregoing, there shall be no such offset in the event of:


          (a) termination for any reason after commencement of the Executive's 60th year,

           (b) resignation permitted under the first paragraph of Section 5(a),

           (c) involuntary termination following an Acquisition, or

           (d) the death or disability of the Executive while in the active employment of the Corporation.



In any case such reduction in medical benefits shall be only to the extent of any medical benefits actually provided by and actually available to the Executive (and/or his wife or other dependents) from any subsequent employer without cost to the Executive (and/or his wife or other dependents) or subject to full reimbursement of any such cost by the Corporation to the Executive (and/or his wife or other dependents), but shall not be limited by the terms of any such insurance or reimbursement. For purposes of this Agreement, the term "medical expenses" shall include, but not be limited to, prescription drugs, prosthetics, optical care (including corrective lenses) and travel and lodging associated with medical expenses, with the selection of medical providers and institutions and related travel and lodging to be solely in the discretion of the Executive (and/or his wife or other dependents).

     5(d) Confidentiality agreement. During the course of his employment, the Executive has had and will have access to confidential information relating to the lines of business of the Corporation, its trade secrets, marketing techniques, technical and cost data, information concerning customers and suppliers, information relating to product lines, and other valuable and confidential information relating to the business operations of the Corporation not generally available to the public (the "Confidential Information"). The parties hereby acknowledge that any unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Corporation. The parties also agree that covenants by the Executive not to make unauthorized use or disclosures of the Confidential Information are essential to the growth and stability of the business of the Corporation. Accordingly, the Executive agrees to the confidentiality covenants set forth in this section.



     The Executive agrees that, except as required by his duties with the Corporation or as authorized by the Corporation in writing, he will not use or disclose to anyone at any time, regardless of whether before or after the Executive ceases to be employed by the Corporation, any of the Confidential Information obtained by him in the course of his employment with the Corporation.



     The Executive agrees that since irreparable damage could result from his breach of the covenants in this Section 5(d) of this Agreement, in addition to any and all other remedies available to the Corporation, the Corporation shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions thereof. The Employee consents to jurisdiction in Lake County, Illinois on the date of
the  commencement of any action for purposes of any claims under this   Section
5(d). In addition, the Executive agrees that the issues in any action brought under this section will be limited to claims under this section, and all other claims or counterclaims under other provisions of this Agreement will be excluded.


     5(e). Cost of living adjustments. All payments under Sections 5(c)(3)(i) and (ii) hereof shall be appropriately increased at such time as the Corporation shall first become obligated to make such payments, and at the beginning of each year thereafter, in proportion to the amount, if any, by which the Consumer Price Index (the "CPI") for the then most recently reported month exceeds the CPI as of the month and year of the date the Executive ceased to be employed. The CPI to be used hereunder shall be the CPI for All Urban Consumers (CPI-U) (All Cities, All Items, 1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. In the event of any substantial change in the composition of the CPI to be used hereunder or in the event of discontinuance or termination of such index, the most appropriate available price index shall be substituted and utilized hereunder.


     6. Compensation under this Agreement not exclusive. Except as expressly stated to the contrary in this Agreement, the compensation and benefits payable by the Corporation to the Executive under the provisions of this Agreement shall be in addition to and separate and apart from such additional compensation or incentives and such retirement, disability or other benefits as the Executive may be entitled to under any present or future extra compensation or bonus plan, stock option plan, share purchase agreement, pension plan, disability insurance plan, medical insurance plan, life insurance program, or other plan or arrangement of the Corporation established for its executives or employees, and the provisions of this Agreement shall not affect any such compensation, incentives or benefits. The Board of Directors of the Corporation, in its discretion, may award the Executive such additional compensation, incentives or benefits, pursuant to such plans or otherwise, as it may from time to time determine.



     7. Termination of this Agreement. This Agreement shall terminate when the Corporation has made the last payment provided for hereunder; provided, however, that the obligations set forth under Section 5(d) of this Agreement shall survive any such termination and shall remain in full force and effect. Without the written consent of the Executive, the Corporation shall have no right to terminate this Agreement prior thereto. In the event the Executive, or his beneficiaries, as the case may be, and the Corporation shall disagree as to their respective rights and obligations under this Agreement, and the Executive or his beneficiaries are successful in establishing, privately or otherwise, that his or their position is substantially correct, or that the Corporation's position is substantially wrong or unreasonable, or in the event that the disagreement is resolved by settlement, the Corporation shall pay all costs and expenses, including counsel fees, which the Executive or his beneficiaries may incur in connection therewith directly to the provider of the services or as may otherwise be directed by the Executive or his beneficiaries. The Corporation shall not delay or reduce the amount of any payment provided for hereunder or setoff or counterclaim against any such amount for any reason whatever; it is the intention of the Corporation and the Executive that the amounts payable to the Executive or his beneficiaries hereunder shall continue to be paid in all events in the manner and at the times herein provided. All payments made by the Corporation hereunder shall be final and the Corporation shall not seek to recover all or any part of any such payments for any reason whatsoever.



     8. Additional payments by Corporation.

     8(a) Notwithstanding anything in this Agreement or any other agreement to the contrary, in the event it shall be determined that any payment or distribution by the Corporation or any affiliate (as defined under the Securities Act of 1933, as amended, and the regulations thereunder) thereof or any other person to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, pursuant to that certain shareholder purchase and sale agreement between Executive and the Corporation made as of January 22, 1988, as amended and restated, pursuant to all non-qualified stock option plans of the Corporation now or hereafter in effect, pursuant to the IDEX Corporation Supplemental Executive Retirement Plan, pursuant to the IDEX Corporation 1996 Deferred Compensation Plan for Officers, pursuant to any other plan of deferred compensation, or pursuant to any other agreement or arrangement with the

Corporation or any affiliate thereof now or hereafter in effect (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any successor statute thereto, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes and any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.



     8(b) The Executive and/or the Corporation shall notify each other in writing as soon as practicable of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall state the nature of such claim and the date on which such claim is requested to be paid. Neither the Executive nor the Corporation shall pay such claim for taxes prior to the expiration of the thirty-day period following the date on which the notice is given (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Executive or Corporation (hereafter the "Notifying Party") notifies the other party in writing prior to the expiration of such period that it desires to contest such claim, such other party shall take such action, in connection with contesting such claim as the Notifying Party shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Notifying Party and approved by the other party, provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties and counsel fees as submitted) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Furthermore, if the Corporation is the Notifying Party, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     9  Rights in event of change of control or liquidation.

     9(a) Rights in event of change in management or control. In the event of an Acquisition, the Executive, regardless of whether still employed by the Corporation, or, in the event of his death or inability to act, his wife or, if not surviving, his eldest surviving child (or in the event of their inability to act, such person who has the legal power to act on their behalf), shall have the right, in his or her sole option, upon receipt of prior written notice of the Acquisition from the Corporation, which such notice the Corporation is hereby required to provide, prior to the Acquisition to elect to receive on the consummation of the Acquisition, or for a period of 24 months after the Acquisition to elect to receive on the date designated by the Executive, or other beneficiary as the case may be, in either case within such 24-month period, a lump sum settlement of any one or more of the economic obligations of the Corporation to the Executive or other beneficiary under this Agreement or any other agreement, plan, policy or program of the Corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that pursuant to the preceding sentence the Corporation is obligated to pay to the Executive or such beneficiary in a lump sum settlement all of the obligations of the Corporation to the Executive or such beneficiary under this Agreement or any other agreement, plan, policy or program of the Corporation, the Executive or, in the event of his death or inability to act, his wife or, if not surviving, his eldest surviving child (or in the event of their inability to act, such person who has the legal power to act on their behalf), shall have the right, in his or her sole discretion, to elect not to receive a lump sum settlement of the obligations of the Corporation to the Executive or other beneficiary under Section 5(c)(4) of this Agreement and, in lieu thereof, to receive a guaranty (including, without limitation, a letter of credit), in form and substance satisfactory to the Executive or other beneficiary, as the case may be, in his or her sole discretion, of the payment of such obligations from any entity satisfactory to the Executive or other beneficiary, in his or her sole discretion. In addition, if the Executive or other beneficiary elects to receive a lump sum settlement, such election may be withdrawn by the Executive or other beneficiary with respect to any one or more of such obligations at any time prior to receipt of payment by the Executive or other beneficiary from the Corporation. Any lump sum payment shall be actuarially computed by the Corporation in good faith on an equitable basis based on the prevailing economic circumstances at the time of such election and shall include an assumption regarding future cost of living increases based upon the average of the monthly CPI for the five (5) calendar years immediately preceding the date of election. Any lump sum pension guarantee under Section 5(c)(2) shall be determined using the mortality assumptions of the "applicable mortality table" under Section 417(e) of the Code and either (i) the interest rate that would be used (as of the date of payment) by the Pension Benefit Guaranty Corporation for purposes of valuing a lump sum distribution upon a plan termination on the January 1 of the calendar year in which the single sum is paid or (ii) the "applicable interest rate" under Section 417(e) of the Code, determined as of the first month of the calendar year in which the single sum is paid, whichever would produce the greater single sum amount.



     9(b) Assurances on liquidation. The Corporation agrees that until the termination of this Agreement as above provided, it will not voluntarily liquidate or dissolve, or enter into or be a party to any other transaction the effect of which would be to materially reduce the net assets or operations of the Corporation, without first making a written agreement with the Executive or other beneficiary, satisfactory to and approved by him or such beneficiary in writing within 30 days of receipt of a notice from the Corporation of such proposed liquidation, dissolution or other transaction, in fulfillment of or in lieu of its obligations to him or such beneficiary under this Agreement or any other agreement, plan, policy or program of the Corporation or, in the absence of such agreement, paying him or such beneficiary in a lump sum settlement of all such obligations prior to such proposed liquidation, dissolution or other transaction. Notwithstanding anything in the preceding sentence to the contrary, in the event that pursuant to the preceding sentence the Corporation is obligated to pay to the Executive or such beneficiary in a lump sum settlement all of the obligations of the Corporation to the Executive or such beneficiary under this Agreement or any other agreement, plan, policy or program of the Corporation, the Executive or, in the event of his death or inability to act, his wife or, if not surviving, his eldest surviving child (or in the event of their inability to act, such person who has the legal power to act on their behalf), shall have the right, in his or her sole discretion, to elect not to receive a lump sum settlement of the obligations of the Corporation to the Executive or other beneficiary under Section 5(c)(4) of this Agreement and, in lieu thereof, to receive a guaranty (including, without limitation, a letter of credit), in form and substance satisfactory to the Executive or other beneficiary, as the case may be, in his or her sole discretion, of the payment of such obligations from any entity satisfactory to the Executive or other beneficiary, as the case may be, in his or her sole discretion. Any lump sum settlement shall reflect a reasonable assumption of cost-of-living adjustments, if appropriate to such obligation, and shall be determined using the mortality assumptions of the "applicable mortality table" under Section 417(e) of the Code and either (i) the interest rate that would be used (as of the date of payment) by the Pension Benefit Guaranty Corporation for purposes of valuing a lump sum distribution upon a plan termination on the January 1 of the calendar year in which the single sum is paid or (ii) the "applicable interest rate" under Section 417(e) of the Code, determined as of the first month of the calendar year in which the single sum is paid, whichever would produce the greater single sum amount. For purposes of this Subsection, the Corporation shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions.



     10. Definitions. For purposes of this Agreement, the term "year" shall mean fiscal year, the term "dependents" shall have the same meaning as pursuant to Section 152 of the Code and the term "his 60th year" shall mean immediately following the Executive's 59th birthday. Any reference in this Agreement to the Code or ERISA or to related regulations shall be deemed to include any subsequent amendments to the Code or ERISA or related regulations and to include any successor provision of law or related regulation.



     11. Amendments. This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto, and specifically the agreement of any beneficiary, wife, dependents or other potential or actual third party beneficiary shall not be required, except as specifically provided for in this Agreement.



     12. Assignment. This Agreement cannot be assigned by either party hereto except with the written consent of the other.

     13. Binding effect. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Executive and any successors in interest of the Corporation. In addition to inuring to the benefit of the Executive, Sections 5(a) and 5(b) are intended to inure to the benefit of the Executive's beneficiaries, Section 5(c)(2) is intended to inure to the benefit of the Executive's beneficiaries, to the extent contemplated in that provision, Section 5(c)(4) is intended to inure to the benefit of the Executive's wife and his dependents, Sections 5(c)(3)(i) and
(ii) is intended to insure to the benefit of the Executive's wife, to the extent of any election under Section 5(c)(3)(iii) and Section 7, Section 8 and
Section 9 are intended to inure to the benefit of the Executive's beneficiaries; such provisions shall be enforceable by the aforesaid beneficiaries, wife and/or dependents, as the case may be, who upon the Executive's death shall be deemed successors in interest.



     14. Choice of law. This Agreement shall be governed by the law of the State of Illinois (excluding the law of the State of Illinois with regard to conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.



     15. Notice. Except as otherwise provided in this Agreement, all notices and other communications given pursuant to this Agreement shall be deemed to have been properly given if personally delivered or mailed, addressed to the appropriate party at the address of such party as shown at the beginning of this Agreement, postage prepaid, by certified mail or by Federal Express or similar overnight courier service.
A copy of any notice sent pursuant to this section shall also be sent to Hodgson, Russ, Andrews, Woods & Goodyear, 1800 One M & T Plaza, Buffalo, New York 14203, Attention: Richard E. Heath, Esq. and Dianne Bennett, Esq. Any party may from time to time designate by written notice given in accordance with the provisions of this paragraph any other address or party to which such notice or communication or copies thereof shall be sent.



     16. Severability of provisions. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be effected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.



     17. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.



          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name and on its behalf as of the date first above written.





                                      ----------------------------------------
                                      Frank J. Hansen

                                      Date of Execution:  December ___, 1998


                                      IDEX CORPORATION


                                      By:
                                         -------------------------------------
                                      Donald N. Boyce, Chairman of the Board and
                                      Chief Executive Officer

                                      Date of Execution:  December ___, 1998



     The undersigned hereby executes this Amendment to evidence her agreement to be bound by the terms of Subsection 5(c)(2) and 5(c)(3) of the Employment Agreement.



                                      ----------------------------------------
                                      Kathryn Hansen

                                      DATE OF EXECUTION:  December ___, 1998